UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 21, 2007

FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	42-1556195

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6950 South Transit Road, P.O. Box 514, Lockport, NY	14095-0514

(Address of Principal Executive Offices)	(Zip Code)

(716) 625-7500

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Niagara Financial Group, Inc. (the “Company”), the holding company for First Niagara Bank (the “Bank”), entered into change in control agreements with eleven of its officers including John R. Koelmel, President & Chief Executive Officer; Michael W. Harrington, Chief Financial Officer; Daniel E. Cantara III, Executive Vice President - Commercial Business Services; and Michael R. Giaquinto, Executive Vice President - Consumer Banking. The remaining officers who entered into agreements are listed below:

Thomas L. Amell Daniel A. Dintino Jr. Gregory L. Gilroy Marsha L. Hurley John Mineo Kevin M. O’Bryan Frank J. Polino

Mr. Koelmel’s agreement was effective March 26, 2007. All other agreements were executed March 21, 2007.

The agreements are intended to encourage continued service to the Company in the event of a change in corporate control, to assure continuity of management, and to ensure continued loyalty to maximize shareholder value as well as the continued safe and sound operation of the Company and the Bank. All prior employment agreements, if applicable, between the Company and these officers have been superceded.

The agreements generally provide that in the event of a termination of employment within 12 months following a change in control, for reasons other than for cause, or by the executive for good reason no later than 14 months following a change in control, the executive will receive full salary and fringe benefits through the effective date of termination, together with any unpaid annual short term incentive bonus for a prior period. The executive will receive a lump-sum payment equal to the 200% (300% for Mr. Koelmel) of the executive’s base salary, as in effect in the year of the termination of employment, payable six months and one day following the effective date of termination. The executive will also receive medical and health insurance, group term life insurance, automobile allowance, and club membership benefits as in effect on the date of termination for a period of twenty-four months (thirty-six months for Mr. Koelmel) beginning with the month next following the month during which the employment terminates. The executive will receive a bonus payment equal to the 200% (300% for Mr. Koelmel) of the executive’s targeted annual short term incentive bonus amount in effect in the year of the termination of employment, payable six months and one day following the effective date of termination.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

	Exhibit No.	Description

	10.10	First Niagara Change in Control Agreement dated March 21, 2007

	10.11	First Niagara Change in Control Agreement with John R. Koelmel dated March 26, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: March 27, 2007	By:	/s/ Michael W. Harrington

Michael W. Harrington Chief Financial Officer (Duly authorized representative)